UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2015

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2015, the Board of Directors (the "Board") of Servotronics, Inc. (the "Company") appointed Lucion P. Gygax to serve as a director of the Company. Mr. Gygax will serve as an independent director and as a member of the Audit Committee.

Mr. Gygax is a Major in the Army National Guard with experience in supply chain management, budget management, human resources, and executive leadership. He is currently the Executive Officer of the 340th Brigade Support Battalion where he serves as chief of staff for a battalion of 600 personnel. He has over 25 years of experience with the United States Army and the Army National Guard, including prior leadership assignments as a Non-commissioned Officer, Battalion Support Operations Officer, Battalion Human Resources Officer, Battalion Operations Officer, Brigade Transportation Officer and Recruiting Company Commander.

There are no arrangements or understandings between Mr. Gygax and any other persons pursuant to which Mr. Gygax was appointed a director of the Company. There are no transactions in which Mr. Gygax has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gygax will receive compensation for his service on the Board of Directors in accordance with the Company's Compensation Program for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: July 17, 2015	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer